SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of the earliest event reported): March 4, 2009
Valeant Pharmaceuticals International
(Exact name of registrant as specified in its charter)

Delaware	1-11397	33-0628076
(State or other jurisdiction of	(Commission File Number)	(I.R.S Employer
incorporation or organization)		Identification No.)
One Enterprise
Aliso Viejo, California 92656
(Address of principal executive offices) (Zip Code)
(949) 461-6000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURES

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 4, 2009, upon the recommendation of the Compensation Committee of the Board of Directors of Valeant Pharmaceuticals International (the “Company”), the Board of Directors of the Company (the “Board”) approved the annual incentive plan for fiscal year 2009 (the “2009 AIP”).
Plan Overview
The 2009 AIP is part of the overall compensation for senior management and provides for an annual cash incentive bonus determined in accordance with the Company’s “pay for performance” philosophy. The Company’s named executive officers and other members of the Company’s senior management team (each, an “Eligible Participant”) are the only employees eligible to participate in the 2009 AIP. An Eligible Participant’s bonus award is prorated based on the number of full months the Eligible Participant is employed for the period of eligibility during 2009 and an Eligible Participant must be hired before October 1, 2009 to be eligible for a bonus payment under the 2009 AIP.
Participation in the 2009 AIP precludes participation in any other annual cash incentive plan, sales compensation plan, or special retention program unless specifically approved by the chief executive officer of the Company.
How Awards are Determined
The bonus awards under the 2009 AIP are based on the achievement of financial and individual performance measures and either Company-wide strategic initiatives or initiatives specific to the Company division to which the Eligible Participant belongs.
•	Threshold Financial Goals. Each division of the Company must meet specific minimum financial goals tied to revenues and earnings which, if not met, could result in the reduction or elimination of bonus awards for the applicable Eligible Participants. Each corporate function must also meet certain cost targets, which if not met, could result in the reduction or elimination of the bonus for the applicable Eligible Participants.

•	Initiatives. Bonus awards for Eligible Participants who are part of the research and development division will be based in part on specific initiatives for that division. Bonus awards for the business and corporate divisions will be based in part on the achievement of the following strategic initiatives:
o	Maximize GSK alliance / File retigabine NDA

o	Deliver on Coria, DermaTech and Dow acquisition financial models

o	Augment/replace Diastat or Cesamet

o	Show significant progress towards $500 million growth strategies for Latin America and Europe divisions

o	Partner, as appropriate, taribavirin, Dermatology pipeline

o	Continue to strengthen the Company’s balance sheet
The amount of bonus paid under the 2009 AIP is based on the Eligible Participant’s “target bonus,” which is a specified percentage of the Eligible Participant’s base salary. The amount of bonus paid to an Eligible Participant, as a percentage of the Eligible Participant’s target bonus, is based on the performance of the individual, the division to which the individual belongs and the Company. An Eligible Participant could earn between 0% and 200% of the Eligible Participant’s target bonus, with additional amounts payable if certain stretch corporate financial goals are met. Under the terms of the employment agreement between the Company and Rajiv De Silva, Chief Operating Officer of Specialty Pharmaceuticals, Mr. De Silva’s annual cash incentive bonus for 2009 was guaranteed to be at least at the target level, if he is employed when 2009 bonuses are paid in 2010.

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The chief executive officer will review the degree to which each division has met financial goals (including whether the threshold financial goals have been met to allow any payout at all under the 2009 AIP), the degree to which the Company-wide or division-specific initiatives have been achieved, and the individual performance of each Eligible Participant (other than the chief executive officer, whose performance will be evaluated by the Compensation Committee and the Board). Based on this review, the chief executive officer will recommend to the Compensation Committee the amount to be paid under the 2009 AIP to each Eligible Participant other than the chief executive officer. The Compensation Committee will recommend to the Board the bonus awards for each Eligible Participant. For the Company’s most senior executives (including the chief executive officer, chief financial officer, chief administrative officer, the general counsel, the chief operating officer and certain other business executives), the Board determines the specific amount of the bonus paid. For all other participants (the “Bonus Pool Group”), the Board determines the aggregate and individual amounts of bonuses to be paid to this group. Unless the Board specifies otherwise, the chief executive officer has the discretion to increase or decrease by up to 25% the individual amounts approved by the Board for members of the Bonus Pool Group, but the aggregate bonus awards paid to the Bonus Pool Group cannot exceed the aggregate amount approved by the Board for this group.
Payout of Awards
The Company believes that compensation should be aligned with total shareholder return. As a result, the Board reserves the right, in its discretion, to terminate the 2009 AIP based on the Company’s weak financial performance or significant diminution in the Company’s stock price, in each case as determined by the Board.
Payments under the 2009 AIP are made in cash (paycheck), in local currency. Customarily, the Company makes the payments within 2-1/2 months following the end of the fiscal year but not before the release of year-end results. An Eligible Participant’s award is subject to applicable withholdings.
Changes in an Eligible Participant’s Employment Status
If an Eligible Participant leaves the Company before payments under the 2009 AIP are made, eligibility for the Eligible Participant’s award will depend on the reason the Eligible Participant is leaving.
•	Death, Disability, or Retirement — If an Eligible Participant’s employment with the Company is terminated because of death, disability or retirement, the Eligible Participant’s award will be pro-rated based on the number of full months the Eligible Participant has been employed during the year. The pro-rated award will be paid at the time payments under the 2009 AIP are made to all participants.

•	Other Reasons — If the Eligible Participant resigns, or the Eligible Participant’s employment is terminated other than due to death, disability or retirement, before the awards under the 2009 AIP are paid, the Eligible Participant forfeits his or her award.
If an Eligible Participant has a separate agreement covering payment of bonus as it relates to a change in employment status, the Eligible Participant shall receive the greater of the amount payable under any such agreement or the 2009 AIP.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2009	VALEANT PHARMACEUTICALS INTERNATIONAL

/s/ Steve T. Min Steve T. Min
Executive Vice President and General Counsel

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